Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEBRASKA

In re:	)	Case No. 10-82436
)
PROFESSIONAL VETERINARY	)
PRODUCTS, LTD, A NEBRASKA	)	CHAPTER 11
CORPORATION,	)
)
Debtor,	)
)
In re:	)	Case No. 10-82438
)
EXACT LOGISTICS, LLC,	)
	)	CHAPTER 11
Debtor,	)
)
)
)
In re:	)	Case No. 10-82437
)
PROCONN, LLC,	)
	)	CHAPTER 11
Debtor,	)
)
)
)
)
MONTHLY OPERATING REPORT FOR THE PERIOD
10/01/2010 THROUGH 10/31/2010
I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING CONSOLIDATED OPERATING REPORT, CONSISTING OF ONE (1) PAGE IS TRUE AND CORRECT.

Date Submitted 11/12/10	/s/ Vicky Winkler
Vicky Winkler, President/CEO

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEBRASKA
CASE NAME: Summary Report for Professional Veterinary Products, LTD; Exact Logistics, LLC; ProConn, LLC
CASE NO.: 10-82436; 10-82438; 10-82437
Summary of Cash Receipts and Disbursements For The Above Noted Entity
For Period October 1-31, 2010

	Wells Fargo	FNBO	JP Morgan	Fulton Bank	Total
BEGINNING BALANCE (9/30/10)	$2,819,888.91	$576,743.05	$51,220.03	$5,750.03	$3,453,602.02

RECEIPTS:
1. Receipts from Operations	1,833,447.05	1,120,235.61	0.00	0.00	2,953,682.66
2. Receipts from Bulk Sale of Inventory	0.00	0.00	0.00	0.00	0.00
3. Receipts from Sale of Intangible Assets	0.00	175,000.00	0.00	0.00	175,000.00
4. Receipts from Sale of De Minimis Assets (1)	3,530.38	0.00	0.00	0.00	3,530.38
5. Receipts from Sale of Fixed Assets (1)	27,580.00	0.00	0.00	0.00	27,580.00
6. Other Receipts	0.00	0.00	0.00	0.00	0.00

TOTAL RECEIPTS	1,864,557.43	1,295,235.61	0.00	0.00	3,159,793.04

TRANSFERS:	(3,174,512.72)	3,100,000.00	80,262.75	(5,750.03)	(0.00)

DISBURSEMENTS:
3. Line of credit Wells Fargo	0.00	0.00	0.00	0.00	0.00

4. Payments to Officers and Directors:
a. Officers	31,958.94	0.00	0.00	0.00	31,958.94
b. Directors	0.00	0.00	0.00	0.00	0.00

Subtotal — payments to Officers and Directors	31,958.94	0.00	0.00	0.00	31,958.94

5. Taxes — personnel
a. Federal Income Tax	54,603.26	0.00	0.00	0.00	54,603.26
b. FICA withholdings	26,165.10	0.00	0.00	0.00	26,165.10
c. Medicare	7,617.46	0.00	0.00	0.00	7,617.46
d. Federal Unemployment	0.00	0.00	0.00	0.00	0.00
e. State Income Tax	13,430.49	0.00	0.00	0.00	13,430.49
f. State Unemployment	15.30	0.00	0.00	0.00	15.30
g. State Unemployment/Disability	0.00	0.00	0.00	0.00	0.00
h. Local Income Tax	214.68	0.00	0.00	0.00	214.68

Subtotal — taxes	102,046.29	0.00	0.00	0.00	102,046.29

6. Necessary expenses:
Inventory purchases	0.00	0.00	0.00	0.00	0.00
Freight and supplies	11,359.40	0.00	0.00	0.00	11,359.40
Wages, ETO, Commissions, Incentives	179,958.42	0.00	0.00	0.00	179,958.42
Benefits	37,555.43	0.00	71,824.14	0.00	109,379.57
Professional and Trustee Fees	174,154.65	0.00	0.00	0.00	174,154.65
Credit card fees	0.00	10,973.82	0.00	0.00	10,973.82
Bayer escrow	0.00	0.00	0.00	0.00	0.00
Payment of Sales Taxes	54,537.68	0.00	0.00	0.00	54,537.68
Building Expenses	1,859.95	0.00	0.00	0.00	1,859.95
Building Lease	0.00	0.00	0.00	0.00	0.00
Equipment Leases and Expenses	11,483.85	0.00	0.00	0.00	11,483.85
Utilities Expense	42,405.98	0.00	0.00	0.00	42,405.98
Utilities Deposit	0.00	0.00	0.00	0.00	0.00
Insurance	0.00	0.00	0.00	0.00	0.00
Real Estate & Personal Property Taxes	981.55	0.00	0.00	0.00	981.55
Accounting and Tax Fees	0.00	0.00	0.00	0.00	0.00
Wells Fargo Escrow	0.00	0.00	0.00	0.00	0.00
Bank Fees/Interest	6,100.86	728.99	0.00	0.00	6,829.85
Misc. G&A and Other fees	127,953.06	0.00	0.00	0.00	127,953.06

Subtotal — necessary expenses	648,350.83	11,702.81	71,824.14	0.00	731,877.78

TOTAL DISBURSEMENTS	782,356.06	11,702.81	71,824.14	0.00	865,883.01

NET CASH FLOW	(2,092,311.35)	4,383,532.80	8,438.61	(5,750.03)	2,293,910.03

ENDING BANK BALANCE (10/31/10)	$727,577.56	$4,960,275.85	$59,658.64	$0.00	$5,747,512.05

BANK BALANCES	$727,577.56	$4,960,275.85	$59,658.64	$0.00	$5,747,512.05

(1)	Additional sales of De Minimis and Fixed Assets occurred with collected funds of $29,045.25 deposited on November 1, 2010.